Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Westinghouse Air Brake Technologies Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Notes	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	(1)	Debt	Debt Securities	Rule 456(b) and Rule 457(r)
Fees to Be Paid	(2)	Other	Guarantees of Debt Securities	Rule 457(n)
Fees to Be Paid	(3)	Equity	Common Stock, par value $.01 per share	Rule 456(b) and Rule 457(r)
Fees to Be Paid	(4)	Equity	Preferred Stock, par value $.01 per share	Rule 456(b) and Rule 457(r)
Fees to Be Paid	(5)	Other	Warrants	Rule 456(b) and Rule 457(r)
Fees to Be Paid	(6)	Other	Depositary Shares	Rule 456(b) and Rule 457(r)
Fees to Be Paid	(7)	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)
Fees to Be Paid	(8)	Other	Units	Rule 456(b) and Rule 457(r)
Fees Previously Paid		—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities		—	—	—	—		—			—	—	—	—
	Total Offering Amounts						—		—
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								—

(1)
(a)     An indeterminate aggregate initial offering price or number or amount of securities of each class are being registered and may from time to time be offered at (i) indeterminate prices or amounts and (ii) as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(b) In reliance on and in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 (the “Securities Act”), the Registrant is deferring payment of all of the registration fee.

(2)
See footnotes (1)(a) and (1)(b). There are being registered under this Registration Statement on Form S-3 (File No. 333-275386), as amended by a Post-Effective Amendment No. 1 (as the same may be amended from time to time, the “Registration Statement”), guarantees of the debt securities of the Registrant by certain of the Registrant’s subsidiaries listed in the “Table of Additional Registrants” in the Registration Statement. No separate consideration will be paid in respect of such guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of such guarantees.

(3)	See footnotes (1)(a) and (1)(b).

(4)	See footnotes (1)(a) and (1)(b).

(5)	See footnotes (1)(a) and (1)(b).

(6)	See footnotes (1)(a) and (1)(b).

(7)	See footnotes (1)(a) and (1)(b).

(8)	See footnotes (1)(a) and (1)(b).